EXHIBIT 5.1

Form S-8

29 April, 2002

ASM International N.V.
Jan Van Eycklaan 10
3723 BC Bilthoven
the Netherlands

Gentlemen,

         We are providing this opinion in connection with the Registration Statement on Form S-8 filed on April 29, 2002 (the “Registration Statement”) by ASM International N.V., a public limited liability company organized under the laws of the Netherlands (the “Company”), with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Act”) with respect to the proposed sale by the Company of up to 4,000,000 common shares of the Company (the “Shares”) upon the exercise of options granted under the Company’s 2001 Stock Option Plan (the “Plan”).

         We have examined (i) the Registration Statement, (ii) the Company’s Articles of Association, as amended to date, (iii) the Plan, (iv) corporate proceedings relating to the adoption and amendment of the Plan and the issuance of the Shares, and (v) such documents, and such corporate and other records and proceedings of the Company, and made such other investigation and inquiries of public officials and officers of the Company, as we deem necessary in order to render this opinion.

         This opinion, which is limited to matters of Netherlands law, is given on the basis that it is to be governed by and construed in accordance with Netherlands law.

         Based on the foregoing, we are of the opinion that the Shares when issued and paid for as contemplated by the Registration Statement and the Plan and assuming that at such time the corporate proceedings relating to the issuance of the Shares will have been duly completed, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving our consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Act or that we come within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

/s/ J.M. Vanden Wall Bake                                                      /s/ J. Willeumier